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EXHIBIT 10.32

NET LEASE AGREEMENT

    THIS NET LEASE AGREEMENT ("Lease"), is made as of this 22nd day of August, 2000, by and between Opus Northwest, L.L.C., a Delaware limited liability company ("Landlord") and Merix Corporation, an Oregon corporation ("Tenant").

WITNESSETH:

    Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land situated in the City of Wood Village, County of Multnomah and State of Oregon described in Exhibit "A" attached hereto and made a part hereof, together with any appurtenant easements described in said Exhibit "A" (the "Land"), together with all improvements located on and to be constructed thereon (the "Improvements"). The Land and the Improvements are hereinafter referred to as the "Demised Premises." The Demised Premises are subject to the matters listed on the attached Exhibit "B" (the "Permitted Encumbrances") and all applicable laws, rules, ordinances, statutes, regulations, and other governmental requirements (collectively, "Laws"). The structures located upon and being a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the "Building."

ARTICLE I
TERM OF LEASE

    Section 1.1  Term of Lease.  The initial term of this Lease shall commence on 120 days after the date on which Landlord's Improvements (defined in Section 21.2(a)) are Substantially Completed, as defined in Section 21.2 (l), but no earlier than July 9, 2001, and shall end ten (10) years thereafter (the "Commencement Date"). The initial term of the Lease, as set forth above, is sometimes hereinafter referred to as the "Initial Term." Any reference to the term of this Lease or similar reference shall be a reference to the Initial Term together with any renewal terms (if any) of this Lease or any extensions to or modifications of the Initial Term. Tenant shall not be liable to Landlord for the payment of Basic Rent (as hereinafter defined), Additional Rent (as hereinafter defined), or the payment of any other obligation to be paid by Tenant (except as set forth in Section 21.2) until the Rent Commencement Date as defined in Section 2.3.

ARTICLE II
CONSTRUCTION OF IMPROVEMENTS

    Section 2.1  Landlord's Improvements.  Landlord agrees to construct Landlord's Improvements described on the Outline Plans which are attached hereto and made a part hereof as Exhibit "C" ("Landlord's Improvements") and as provided in Section 21.2. The cost of Landlord's Improvements shall be paid for as provided in Section 21.2. Landlord's Improvements shall be constructed in a good and workmanlike manner in accordance with the Outline Plans and Landlord agrees to complete the construction thereof in accordance with the applicable building code and all other applicable laws, codes, rules, and regulations as they are interpreted and enforced by the governmental bodies having jurisdiction thereof as of the date of Landlord's building permit for Landlord's Improvements.

    Section 2.2  Excused Delays.  Landlord shall diligently proceed with the construction of the Landlord's Improvements and Substantially Complete the same on or before March 9, 2001 (the "Target Date"); provided, however, if delay is caused or contributed to by any Tenant Delay or by Force Majeure (as defined in Section 21.2(l)), then the time of completion of said construction and the Target Date shall be extended for the additional time caused by such delay. Such delays are each hereinafter referred to as an "Excused Delay." If Landlord's Improvements are not Substantially Completed by the Target Date and if any delay in Substantial Completion of Landlord's Improvements is caused in whole or in part by any Tenant Delay (as defined below), the Commencement Date and the Rent Commencement Date shall be one day earlier for each day, or partial day, of delay in Substantial Completion of Landlord's Improvements caused by any Tenant Delay. If Landlord's Improvements are not Substantially Completed by the Target Date as such date is extended by Excused Delays (the "Actual Target Date"), then the Rent Commencement Date shall be extended by the number of days as follows: (a) the same number of days as there are between the Actual Target Date and the date on which Landlord's Improvements are Substantially Completed, up to and including the 30th day following the Actual Target date; plus (b) twice number of days as there are between the 31st day following the Actual Target Date and the date on which Landlord's Improvements are Substantially Completed, up to and including the 60th day following the Actual Target Date; plus (c) three times the number of days as there are between the 61st day following the Actual Target Date and the date on which Landlord's Improvements are Substantially Completed.

    Section 2.3  Possession of Demised Premises.  Tenant shall be responsible for Landlord's increased cost of labor and materials if any, and loss of rent as provided in Section 2.2, arising out of delay in the completion of the Demised Premises caused by any Tenant Delay. Tenant shall not have any right to possession or use of the Demised Premises until the date upon which the Demised Premises are Substantially Completed and ready for occupancy by Tenant. If Tenant occupies any portion of the Demised Premises prior to Substantial Completion of the Landlord's Improvements, the terms of this Lease shall apply to such occupancy or use of the Demised Premises by Tenant. Basic Rent, Additional Rent, and the payment of other obligations to be paid by Tenant shall commence on the Commencement Date (the "Rent Commencement Date"). Tenant shall be allowed to install its machinery, equipment, fixtures and other personal property on the Demised Premises (which are not part of the Tenant's Improvements) during the final stages of completion of construction and as permitted by Landlord from time to time after Substantial Completion of Landlord's Improvements provided that Tenant does not thereby interfere with the completion of construction or occasion any labor dispute as a result of such installations and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property, and to indemnify, defend and hold harmless Landlord from any loss or damage to such machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations, except for liability, loss or damage caused by Landlord's negligence or willful misconduct or that of its contractors, employees, and agents. Delay in putting Tenant in possession of the Demised Premises shall not serve to extend the Initial Term of this Lease or to make Landlord liable for any damages arising therefrom, except as expressly provided in Section 2.2. Landlord agrees to use reasonable efforts to coordinate Landlord's work with Tenant's installations so long as Tenant's installations do not interfere with or delay construction of Landlord's Improvements or Tenant's Improvements.

    Landlord shall be obligated to deliver possession of the Demised Premises to Tenant in accordance with the provisions of Section 2.2 and Section 21.2 if Tenant has executed and delivered this Lease in a form acceptable to Landlord on or before August 25, 2000, and there is no Tenant Delay. Each day between August 25, 2000, and the date on which Tenant executes and delivers this Lease to Landlord shall be a day of Tenant Delay.

    Section 2.4  Repair and Maintenance.  Save and except for the one year guaranty against defective items occasioned by poor workmanship and/or materials referred to in Section 21.2 below, and Landlord's obligations described in Section 8.1, below, Tenant upon commencement of the term shall have and hold the Demised Premises as the same shall then be without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Demised Premises for the term of this Lease, or any extension or renewal thereof, and Tenant agrees to maintain the Demised Premises and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease.

ARTICLE III
BASIC RENT

    Section 3.1  Basic Rent.  In consideration of the leasing of the Demised Premises and the construction of the Landlord's Improvements referred to in Article II hereof, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, except as expressly provided in this Lease, at the office of Landlord at:

    Opus Northwest Management, L.L.C.
    Agent for Opus Northwest, L.L.C.
    10350 Bren Road West
    Minnetonka, MN 55343

or at such other place as Landlord may from time to time designate in writing, rent, payable monthly, in advance, commencing on the Rent Commencement Date and continuing on the first day of each calendar month thereafter for the succeeding months during the balance of the Initial Term in accordance with the following schedule:

Time Period	Monthly Rent
Rent Commencement Date through 36th Month	$41,850.00
37th Month through 60th Month	$45.616.00
61st Month through 96th Month	$48,353.49
97th Month through 120th Month	$52,705.30

    The rent provided for in this Section 3.1 is hereinafter called the "Basic Rent."

    Section 3.2  Basic Rent Adjustment.  If the Initial Term of this Lease does not commence on the first day of a calendar month or end on the last day of a calendar month, the installment of Basic Rent for the partial calendar month at the commencement or the termination of the term shall be prorated on the basis of the number of days within such calendar month.

    Section 3.3  Additional Rent.  The Basic Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Basic Rent specified in Section 3.1 in each year of the term of this Lease and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only Landlord's portion of the proration of real estate taxes and special assessments for the first and last years of the term of this Lease referred to in Section 5.1, certain taxes of Landlord referred to in the last sentence of Section 5.3 of this Lease, Landlord's obligations set forth in Section 8.1, and Landlord's costs to comply with its obligations under the Lease and the Construction Warranty described in Section 21.2) which may arise or become due during the term or by reason of events occurring during the term of this Lease shall be paid or discharged by Tenant when and as due. In the event Tenant fails to pay or discharge any imposition, insurance premium, utility charge, maintenance repair or replacement expense which it is obligated to pay or discharge, Landlord may, but shall not be obligated to pay the same, after giving Tenant ten business days' prior written notice and an opportunity to cure, and in that event Tenant shall reimburse Landlord therefor within 30 days of invoice and pay the same as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent"), and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with Laws, and all other costs, fees, charges, expenses, reimbursements and obligations above referred to.

    Sectin 3.4  Delinquent Payments.  Except as expressly set forth in this Lease, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten days thereafter shall bear interest at an annual rate equal to two percentage points per annum in excess of the published "prime rate" or "base rate" of interest charged by Norwest Bank Minneapolis, N.A. (or similar institution if said Bank shall cease to exist or to publish such a prime rate) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest."

    In addition, any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due and which remain unpaid ten days thereafter shall be subject to a late payment fee of five (5%) of the unpaid amount.

    Section 3.5  Independent Obligations.  Except as expressly set forth in this Lease, the covenants and obligations of Tenant to pay Basic Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations, express or implied, if any, of Landlord herein contained.

    Section 3.6  Security Deposit.  Contemporaneously with the execution hereof, Tenant shall pay to Landlord the sum of ninety-four thousand five hundred fifty-five and No/100 Dollars ($94,555.00) (the "Security Deposit"). The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Basic Rent or Additional Rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to make good any arrearages of Basic Rent, Additional Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. So long as no Event of Default occurs, Landlord shall return one-half of the Security Deposit to Tenant after the end of the fifth year of the Term. Provided there exists no Event of Default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon expiration or earlier termination of this Lease. If Landlord transfers its interest in the Demised Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

    Section 3.7  Letter of Credit.  As an alternative to providing the Security Deposit described in Section 3.6, Tenant may provide a Letter of Credit if the Letter of Credit is provided in strict accordance with the provisions of this Section 3.7.

      3.7.1  Definitions.  For purposes of this Section 3.7, the following terms shall have the following definitions:

        3.7.1.1  "Draw Event" means each of the following events:

        (a)  the occurrence of any one or more of the following: (i) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within 60 days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession not being restored to Tenant within 60 days, or (v) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within 60 days; or

        (b)  the failure of Tenant, not less than 60 days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, at the reduced amount, if any, applicable under Section 3.7.2, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, and, except as expressly provided in Section 3.7.2, will otherwise meet all of the requirements of the initial Letter of Credit under this Section 3.7, which failure will be an Event of Default under this Lease; or

        (c)  the failure of Tenant to make any payment of Basic Rent, of any monthly installment of Tenant's Share of Expenses or of any other Additional Rent monetary obligation within the time periods required by this Lease; or

        (d)  the occurrence of any other Event of Default under this Lease.

        3.7.1.2  "Draw Proceeds" means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

        3.7.1.3  "L/C Bank" means US Bank, or another United States bank which is acceptable to Landlord, in Landlord's sole and absolute discretion, which has a branch office located in Portland, Oregon.

        3.7.1.4  "Letter of Credit" means that certain one-year irrevocable letter of credit, in the amount of $94,555.00, issued by the L/C Bank, as required under Section 3.7.2 and, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be in substantially the same form as attached EXHIBIT "D."

      3.7.2  Amount of Letter of Credit; Permitted Reductions.  If Tenant does not deliver the Security Deposit, then upon execution of this Lease, Tenant shall cause the Letter of Credit, in the amount of $94,955.00, to be issued by the L/C Bank in favor of Landlord, and its successors, assigns and transferees. Tenant shall cause the Letter of Credit to remain in full force and effect during the entire Term, in accordance with this Section 3.7. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this

  Section 3.7. Subject to this Section 3.7, but anything else in this Lease to the contrary notwithstanding, all of Tenant's rights and all of Landlord's obligations under this Lease are strictly contingent on Tenant's causing the Letter of Credit to remain in full force and effect during the entire Term; provided, however, that so long as there has not occurred any Event of Default or Draw Event, the amount of the Letter of Credit may be reduced after the end of the fifth year of the Term of this Lease, by an amount equal to $47,277.50.

      3.7.3  Letter of Credit Draw Events; Payment and Holding of Draw Proceeds.  Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events, Landlord will have the unconditional right to draw on the Letter of Credit, in the full amount thereof or in any lesser amount or amounts as Landlord may determine, in its sole and absolute discretion, in accordance with this Section 3.7. Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, and as security for the performance by Tenant of Tenant's covenants and obligations (theretofore or thereafter arising) under this Lease, and will be entitled to use and apply any and all of the Draw Proceeds from time to time solely to compensate Landlord hereunder. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Basic Rent or Additional Rent or a measure of Landlord's damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Basic Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default. Any delays in Landlord's draw on the Letter of Credit or in Landlord's use of the Draw Proceeds as provided in this Section 3.7 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application. Under no circumstances will Landlord be liable for any indirect, consequential, special or punitive damages incurred by Tenant in connection with any draw by Landlord of any Draw Proceeds, Landlord's liability being limited to the reimbursement of costs and expenses as and to the extent expressly provided in this Section 3.7. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Tenant will then be entitled to the return of any remaining unapplied balance of the Draw Proceeds then held by Landlord, and the Letter of Credit itself (if and to the extent not previously drawn in full).

      3.7.4.  Restrictions on Tenant Actions; Waiver of Rights.  Notwithstanding any contrary term or provision of this Lease, Tenant will not take any action, or cause or permit any person or entity to take any action, and Tenant hereby irrevocably waives any and all rights which it may otherwise have at law or in equity, to enjoin, interfere with, restrict or limit, in any way whatsoever, any demand or draw by Landlord or any payment to Landlord under the Letter of Credit. If Tenant, or any person or entity on Tenant's behalf or at Tenant's discretion, brings any proceeding or action to enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draws, demands or payments under the Letter of Credit, Tenant will be liable for any and all direct, indirect, consequential, special and punitive damages resulting therefrom or arising in connection therewith, including, without limitation, attorneys' fees and costs.

      3.7.5.  Transferability.  If Landlord transfers its interest in the Demised Premises, or any portion thereof, during the Term, Landlord may assign or transfer the Letter of Credit and any and all Draw Proceeds then held by Landlord to the transferee and thereafter will have no further liability with respect to the Letter of Credit or the Draw Proceeds, including, without limitation, any liability for the return of the Letter of Credit. Tenant will be solely responsible for any and all fees or costs (whether payable to the L/C Bank or otherwise) in order to effect such assignment or transfer of the Letter of Credit, and any failure by Tenant to pay the same will not affect the transferability thereof.

ARTICLE IV
USE OF DEMISED PREMISES

    Section 4.1  Permitted Use.  The Demised Premises including all buildings or other improvements hereafter erected upon the same shall be used for manufacturing, heavy industrial and related uses, office, storage, shipping, clean rooms, and for no other use except as first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation or other Law applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste or would violate any Hazardous Materials Laws (as defined in Section 9.5), and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

    Section 4.2  Preservation of Demised Premises.  Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as is likely to cause a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

    Section 4.3  Acceptance of Demised Premises.  Except as provided in Section 21.2 of this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Demised Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose and Tenant accepts the Demised Premises in an "as is" condition. Tenant shall comply with the Permitted Encumbrances and any other recorded covenants, easements, conditions, and restrictions affecting the Demised Premises and the Building which are recorded during the Lease Term and which are approved by Tenant, which approval shall not be unreasonably withheld or delayed.

ARTICLE V
PAYMENT OF TAXES, ASSESSMENTS, ETC.

    Article 5.1  Payment of Impositions.  Tenant covenants and agrees to pay during the term of this Lease, commencing on the Rent Commencement Date, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Beginning on the Rent Commencement Date, Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of Tenant, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease beginning on the Rent Commencement Date. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the Rent Commencement Date and after the termination date of the term of this Lease. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease. Landlord shall pay all real estate taxes which are payable prior to the Rent Commencement Date. Provisions herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the term commences and the year in which the term ends which the number of days in said year not within the term of this Lease bears to 365, and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

    Article 5.2  Tenant's Right to Contest Impositions.  Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 5.l hereof, Tenant may postpone or defer payment of such Imposition if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such reasonable conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such reasonable fees (including reasonable attorney's fees), costs and expenses within 30 days of invoice, to make reimbursement to Landlord for such payment.

    Article 5.3  Levies and Other Taxes.  If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

    Article 5.4  Evidence of Payment.  Upon Landlord's request, Tenant covenants to furnish Landlord, within 30 days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same.

    Article 5.5  Escrow for Taxes and Assessments.  At Landlord's written demand after any Event of Default and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 5.5 shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Payment by Tenant of real estate taxes and assessments under this section shall be considered as performance of such obligation under the provisions of Section 5.1 hereof.

    Section 5.6  Landlord's Right to Contest Impositions.  In addition to the right of Tenant under Section 5.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense, provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions.

ARTICLE VI
INSURANCE

    Sectin 6.1  Tenant's Insurance Obligations.  Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Demised Premises are located in an earthquake-prone area; (e) loss from so-called explosion, collapse and underground hazards; and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. For the period prior to the date when full or partial rental commences hereunder Landlord, at its sole cost and expense, shall maintain in full force and effect, on a completed value basis, insurance coverage on the Building on Builder's Risk or other comparable coverage.

    Section 6.2  Insurance Coverage.  During the term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

      (a) Comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's obligations under Section 20.3 of this Lease.

      (b) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes. Landlord shall be named as an additional insured in such policy or policies of insurance.

      (c) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Demised Premises.

    The insurance set forth in this Section 6.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord. Landlord agrees not to change such limits more often than once every seven years and only if commercially reasonable.

    Section 6.3  Insurance Provisions.  All policies of insurance required by Section 6.l shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any contract purchaser of the Demised Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 hereof, unless Landlord is named therein as an additional insured with loss payable as in said Section 6.l provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same.

    Each policy required under this Article VI shall have attached thereto (a) an endorsement that such policy shall not be cancelled or materially changed without at least 15 days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant except for arson committed by Landlord. All policies of insurance shall be written in companies reasonably satisfactory to Landlord and licensed in the state in which the Demised Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than 20 days prior to the expiration of the then current policy term.

    Section 6.4  Waiver of Subrogation.  Tenant shall cause to be inserted in the policy or policies of insurance required by this Section 6.1 hereof a so-called "Waiver of Subrogation Clause" as to Landlord. Tenant hereby waives, releases and discharges Landlord, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Section 6.1 or actually carried whether or not required by this Lease, notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss. Landlord hereby waives, releases and discharges Tenant, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction actually paid for by insurance required under this Section 6.1 or actually carried whether or not required by this Lease, notwithstanding that such loss, claim, expense or damage may have been caused by Tenant, its agents or employees, and Landlord agrees to look to the insurance coverage only in the event of such loss so long as Tenant fully insures all such losses, claims, expenses, damage, and destruction as required by this Lease.

    Section 6.5  Tenant's Personal Property.  Tenant shall bear the risk or maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord. Landlord shall not be responsible for the loss of or damage to any such items.

    Section 6.6  Unearned Premiums.  Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article XIII hereof, be payable to Tenant, provided that Tenant shall not then be in an Event of Default.

    Section 6.7  Blanket Insurance Coverage.  Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (a) specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (b) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VI.

ARTICLE VII
UTILITIES

    Section 7.1  Payment of Utilities.  From and after the Rent Commencement Date, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Rent Commencement Date, Tenant shall pay for all utilities or services at the Demised Premises used by it or its agents, employees or contractors as reasonably allocated by Landlord.

    Section 7.2  Additional Charges.  In the event that any charge or fee is required after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the Commencement Date, Tenant shall reimburse Landlord for such utility charge within 30 days of invoice. Nothing contained in this Section 7.2 shall be construed to relieve Landlord of the obligation to finish Landlord's Improvements described in Exhibit "C."

ARTICLE VIII
REPAIRS

    Section 8.1  Tenant's Repairs.  Save and except for the one-year guaranty against defective materials and workmanship or other guaranties provided for in Section 2.4 hereof, and the completion of incomplete items provided for in Section 2.5 hereof, Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order, condition and repair, and irrespective of such guaranty shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article VIII, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments; provided, however, if (a) Tenant properly, regularly, and continuously maintains the roof, Building, foundation, and load-bearing walls in good condition, (b) the roof structure or the structural elements of the foundation, exterior walls, or load-bearing walls (each a "Structural Item") fail, or otherwise require replacement, and (c) such failure or need is not due to Tenant's use, Tenant's alterations, or casualty, then Landlord agrees to replace the Structural Item as necessary. The costs, fees and expenses of any such replacement (each a "Replacement Cost") shall be amortized on a straight-line basis over the useful life of the replaced item, as reasonably determined by Landlord, using applicable guidelines provided by GAAP, taking into account interest at the rate of 8% per annum. Tenant shall pay Landlord equal monthly payments of the monthly amortized amount of the Replacement Cost, with interest as provided in this Section, beginning 30 days after Landlord's invoice and continuing on the first day of each calendar month thereafter throughout the Term of the Lease, as it may be extended. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

    Section 8.2  Maintenance.  Tenant, at its sole cost and expense, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions.

    Section 8.3  Tenant's Waiver of Claims Against Landlord.  Except as expressly set forth in Section 8.1 and Section 21.2 of this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense except as expressly provided in Section 16.2.

    Section 8.4  Prohibition Against Waste.  Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

    Section 8.5  Landlord's Right to Effect Repairs.  If Tenant should fail to perform any of its obligations under this Article VIII, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance after giving Tenant ten business days' prior written notice. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate of Interest from the date of each such expenditure by Landlord to the date of repayment by Tenant.

    Section 8.6  Misuse or Neglect.  Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by: (i) Tenant or any of its officers, agents, employees, contractors, licensees, or subtenants; or (ii) any visitors, patrons, guests, or invitees of Tenant or its subtenant while in or upon the Demised Premises.

ARTICLE IX
COMPLIANCE WITH LAWS AND ORDINANCES

    Section 9.1  Compliance with Laws and Ordinances.  Landlord's Improvements and Tenant's Improvements (collectively, the "Initial Improvements") and Landlord's replacements made pursuant to Section 8.1 shall be constructed in accordance with the applicable building code and all other applicable laws, codes, rules, and regulations, as they are interpreted and enforced by the governmental bodies having jurisdiction thereof as of the date of Landlord's building permit for Landlord's Improvements. Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Demised Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

    Section 9.2  Compliance with Permitted Encumbrances.  Tenant, at its sole cost and expense, shall comply with the Permitted Encumbrances and all agreements, contracts, easements, restrictions, reservations or covenants, if any, hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.

    Section 9.3  Tenant's Obligations.  Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, Tenant hereby assumes such obligations because, by nature of this Lease, the rents and income derived from this Lease by Landlord are net rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing, or possession of the Demised Premises or any portion thereof.

    Section 9.4  Tenant's Right to Contest Laws and Ordinances.  After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) prosecutes the contest with due diligence and in good faith, and (b) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever.

    If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorney's fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises unless Tenant pays such cost, charge, expense, or penalty.

    Section 9.5  Compliance with Hazardous Materials Laws.  Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials"). Upon execution and delivery of this Lease, Tenant shall execute and deliver to Landlord the questionnaire attached as Exhibit "F" to this Lease.

    Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the term of this Lease by Tenant) to be removed from the Demised Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Demised Premises or the Landlord's Improvements on the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises during the term of this Lease and which contain, have contained or are contaminated with, Hazardous Materials.

    Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Landlord, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Demised Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

    Section 9.6  Hazardous Materials Representation by Landlord.  To the best of Landlord's actual and present knowledge, no Hazardous Materials exist or are located on or in the Demised Premises, except as may be disclosed in that certain environmental site assessment prepared by Terra Associates, Inc., dated December 21, 1998 (the "Environmental Report"). Further, Landlord represents to Tenant that, to the best of its knowledge, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Demised Premises, except in accordance with Hazardous Materials Laws. Landlord agrees to arrange for either the Environmental Report to be updated or another level one or level two environmental assessment of the Demised Premises to be performed between the date of execution of this Lease and the Commencement Date, at Landlord's sole cost and expense, and to provide a copy thereof to Tenant.

    Section 9.7  Cost of Compliance with Hazardous Materials Laws.  Provisions of Sections 9.5 and 9.6 notwithstanding, Tenant shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Tenant of the covenants contained in this Lease to be kept and performed by Tenant, including but not limited to the covenants contained in Section 9.5. Landlord shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Landlord of the covenants contained in this Lease, including but not limited to the covenants contained in Section 9.6.

    Section 9.8  Discovery of Hazardous Materials.  In the event (a) Hazardous Materials are discovered upon the Demised Premises, (b) Landlord has been given written notice of the discovery of such Hazardous Materials, and (c) pursuant to the provisions of Section 9.7, neither Landlord nor Tenant is obligated to pay the cost of compliance with Hazardous Materials Laws, then and in that event Landlord may voluntarily but shall not be obligated to agree with Tenant to take all action necessary to bring the Demised Premises into compliance with Hazardous Materials Laws at Landlord's sole cost. In the event Landlord fails to notify Tenant in writing within 30 days of the notice to Landlord of the discovery of such Hazardous Materials that Landlord intends to voluntarily take such action as is necessary to bring the Demised Premises into compliance with Hazardous Materials Laws, then Tenant may, (i) bring the Demised Premises into compliance with Hazardous Materials Laws at Tenant's sole cost or (ii) provided such Hazardous Materials endanger persons or property in, on, or about the Demised Premises or interfere with Tenant's use of the Demised Premises, terminate the Lease on a date not less than 90 days following written notice of such intent to terminate.

    Section 9.9  Indemnification.  Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises to the extent caused by Tenant whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Tenant, or its employees, agents, customers, sub-lessees, assignees, contractors or sub-contractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

    Section 9.10  Environmental Audits.  Upon request by Landlord during the term of this Lease, prior to the exercise of any renewal term and/or prior to vacating the Demised Premises, Tenant shall undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord which audit shall evidence Tenant's compliance with this Article IX.

    Section 9.11  Acts or Omissions Regarding Hazardous Materials.  For purposes of the covenants and agreements contained in Sections 9.5 through 9.10, inclusive, any acts or omissions of Tenant, its employees, agents, customers, sublessees, assignees, contractors or sub-contractors (except Opus Northwest, L.L.C., Landlord and their sub-contractors providing the Initial Improvements) shall be strictly attributable to Tenant; any acts or omissions of Landlord, its employees, agents, customers, assignees, contractors or sub-contractors shall be strictly attributable to Landlord.

    Section 9.12  Survival.  The respective rights and obligations of Landlord and Tenant under this Article IX shall survive the expiration or earlier termination of this Lease.

ARTICLE X
MECHANIC'S LIENS AND OTHER LIENS

    Section 10.1  Freedom from Liens.  Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded off, as permitted by statute, on or before the later of (a) 30 days after the date of filing the same or (b) 15 days after Tenant's receipt of notice of the same. If Tenant shall fail to discharge or bond off such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.4 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien. Tenant may obtain financing of its acquisition of its trade fixtures and equipment. Landlord agrees to subordinate its landlord's lien to the rights of the lender using a form reasonably acceptable to Landlord.

    All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

    Section 10.2  Landlord's Indemnification.  The provisions of Section 10.1 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligations to construct the Initial Improvements required by the provisions of Article II or Landlord's repair obligations in Section 8.1 and Section 21.2 hereof, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

    Section 10.3  Removal of Liens.  Except as otherwise provided for in this Article X, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

ARTICLE XI
INTENT OF PARTIES

    Section 11.1  Net Lease.  Landlord and Tenant do each state and represent that it is the intention of each of them that this Lease be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff except as expressly set forth in this Lease, and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause (except as provided for in Section 9.8 and Section 13.6 hereof); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIV hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that (a) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease; (b) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease, shall be paid by Tenant and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Section 11.1; (c) the Basic Rent specified in Section 3.1 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Basic Rent specified in Section 3.1 in each year during the term of this Lease (unless extended or renewed at a different Basic Rent); (d) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent; and (e) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, any interest thereon.

    Section 11.2  Payment by Landlord.  If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article V, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article VI, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after ten business days' prior written notice (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay any Imposition payable by Tenant pursuant to the provisions of Article V; (b) take out, pay for and maintain any of the insurance policies provided for in this Lease; or (c) make any other payment or perform any other act on Tenant's part to be paid or performed as in this Lease provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease contained.

    Section 11.3  Interest on Unpaid Amounts.  If Tenant shall fail to perform any act required of it within ten business days after written notice to Tenant, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses, including reasonable attorneys fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of interest provided for in Section 3.4 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

ARTICLE XII
DEFAULTS OF TENANT

    Section 12.1  Event of Default.  If any one or more of the following events (in this Article sometimes called "Events of Default") shall happen:

      (a) If default shall be made by Tenant, by operation of law or otherwise, under the provisions of Article XV hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Demised Premises;

      (b) If default shall be made in the due and punctual payment of any Basic Rent or Additional Rent payable under this Lease or in the payment of any obligation to be paid by

  Tenant, when and as the same shall become due and payable, and such default shall continue for a period of ten days after written notice thereof given by Landlord to Tenant;

      (c) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs (a) and (b) of this Section 12.1, which does not expose Landlord to criminal liability, and such default shall continue for a period of 30 days after written notice thereof given by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within 30 days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default which does not expose Landlord to criminal liability, not susceptible of being cured with due diligence and in good faith within 30 days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith;

      (d) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs (a), (b) and (c) of this Section 12.1, and which exposes Landlord to criminal liability, and such default shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith;

      then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the terms hereby demised shall terminate on the date specified in such notice, and upon the date specified in such notice this Lease and the terms hereby demised, and all rights of Tenant under this Lease, including all rights of renewal whether exercised or not, shall terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

    Section 12.2  Surrender of Demised Premises.  Upon any expiration or termination of this Lease, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

    Section 12.3  Reletting by Landlord.  At any time, or from time to time after any such expiration or termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting; provided, however, that Landlord agrees to use commercially reasonable efforts to mitigate its damages as required by law.

    Section 12.4  Survival of Tenant's Obligations.  No such termination of this Lease shall relieve Tenant of its liabilities and obligations under this Lease (as if this Lease had not been so terminated), and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Demised Premises, or any portion thereof, shall have been relet,

Tenant shall pay to Landlord a sum equal to the Basic Rent, and the Additional Rent and any other charges required to be paid by Tenant, up to the time of such termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default:

      (a) The equivalent of the amount of the Basic Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

      (b) The net proceeds of any reletting effected pursuant to the provisions of Section 12.3 hereof after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

      Tenant shall pay such current damages in the amount determined in accordance with the terms of this Section 12.4, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Basic Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

    Section 12.5  Damages.  At any time after an Event of Default and termination of this Lease, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 12.4, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Demised Premises for the same period. In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Demised Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained or contained in Section 12.4 shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

    Section 12.6  No Waiver.  No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

    Section 12.7  Landlord's Remedies.  In the event of any breach or threatened breach by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease. Each remedy or right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

    Section 12.8  Bankruptcy.  If, during the term of this Lease, (a) Tenant shall make an assignment for the benefit of creditors, (b) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (c) a receiver be appointed for the property of Tenant, or (d) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, the occurrence of any such contingency shall be deemed a breach of the Lease and this Lease shall, ipso facto upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination represents the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges payable by Tenant hereunder that would have accrued for the balance of the term of this Lease (assuming this Lease had not been so terminated), over the then present worth of the aggregate fair market rent of the Demised Premises for the balance of such period, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for damages by reason of such breach and termination of this Lease the maximum amount which may be allowed by or under any such statute or rule of law without prejudice to any rights of Landlord against any guarantor of Tenant's obligations herein. In the computation of present worth, a discount rate of 6% per annum shall be employed. Nothing contained herein shall limit or prejudice Landlord's right to prove and obtain as damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Section 12.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

    Section 12.9  Waiver by Tenant.  Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession or to revive the validity and existence of this Lease in the event that Tenant shall be dispossessed by a judgment or by order of any court having jurisdiction over the Demised Premises or the interpretation of this Lease or in case of entry, reentry or repossession by Landlord or in case of any expiration or termination of this Lease.

ARTICLE XIII
DESTRUCTION AND RESTORATION

    Section 13.1  Destruction and Restoration.  Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XIX hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Section 13.2 and Article XIX hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord and held by Landlord and Tenant as co-trustees is reasonably deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall, upon request of Landlord, deposit with Landlord and Tenant, as co-trustees a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such improvements less the amount of such insurance proceeds available.

    Section 13.2  Application of Insurance Proceeds.  All insurance moneys recovered by Landlord and held by Landlord and Tenant as co-trustees on account of such damage or destruction, less the costs, if any, to Landlord to recover such funds, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out by Landlord does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

    Tenant shall furnish Landlord at the time of any such payment with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord and Tenant as co-trustees shall not be required to pay out any insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the insurance moneys in the hands of Landlord and Tenant as co-trustees, and such other sums, if any, deposited with Landlord and Tenant as co-trustees pursuant to Section 13.1 hereof, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency within 30 days of demand. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall, within a reasonable period of time thereafter, turn over to Tenant all insurance moneys or other moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Section 13.1 and Article XIX hereof.

    Section 13.3  Continuance of Tenant's Obligations.  Except as provided for in Section 13.6, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

    Section 13.4  Availability of Insurance Proceeds.  To the extent that any insurance moneys which would otherwise be payable to Landlord and used in the Restoration of the damaged or destroyed improvements are paid to any mortgagee of Landlord and applied in payment of or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord may make available, for the purpose of Restoration of such improvements, an amount equal to the amount payable to its mortgagee out of such proceeds and in such event, such sum shall be applied in the manner provided in Section 13.2 hereof.

    Section 13.5  Completion of Restoration.  The foregoing provisions of this Article XIII apply only to damage or destruction of the Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord and during such period of construction Landlord shall obtain and maintain the builder's risk insurance coverage referred to in Section 6.1 hereof. All moneys received by Landlord under its builder's risk insurance coverage shall be applied by Landlord to complete the Restoration of such damage or destruction and if such insurance proceeds are insufficient Landlord shall provide all additional funds necessary to complete the Restoration of the Improvements.

    Section 13.6  Termination of Lease.  If, within two years prior to the expiration of the term of this Lease, the Improvements shall be destroyed or damaged to such an extent that the Restoration thereof will cost an amount in excess of Five Hundred Thousand Dollars ($500,000.00) over and above the net proceeds of the insurance required to be and maintained by Tenant (to be collected by Landlord and Tenant as co-trustees), hereinafter referred to as the "Excess Funds," and Tenant shall be unable or unwilling to expend out of its own funds such Excess Funds for the purpose of Restoration of such damage or destruction for occupancy by Tenant, Tenant shall, with reasonable promptness, notify Landlord, in writing, of such fact, which notice shall be accompanied by a detailed statement of the nature and extent of such damage or destruction and detailed estimates of the total cost of Restoration. Within 30 days after the giving of such notice, Landlord shall notify Tenant either that (a) it will furnish, at its sole cost and expense, the Excess Funds which are necessarily required in connection with the Restoration (to be disbursed in conformity with the requirements of Section 13.2 and Article XIX hereof), or (b) it is unwilling to expend the Excess Funds for such purpose. Failure to give such notice within such 30-day period shall be deemed an election by Landlord not to make such expenditure. In the event that Landlord elects not to expend the Excess Funds, as aforesaid, then Tenant shall have the option, within 15 days after the expiration of said 30-day period, to terminate this Lease and surrender the Demised Premises to Landlord by a notice, in writing, addressed to Landlord, specifying such election accompanied by Tenant's payment of the balance of the Basic Rent and Additional Rent and other charges hereafter specified in this Section 13.6. Upon the giving of such notice and the payment of such amounts, the term of this Lease shall cease and come to an end on a day to be specified in Tenant's notice, which date shall not be more than 30 days after the date of delivery of such notice by Tenant to Landlord. Tenant shall accompany such notice with its payment of all Basic Rent and Additional Rent and other charges payable by Tenant hereunder, justly apportioned to the date of such termination. In such event Landlord shall be entitled to the proceeds of all insurance required to be carried by Tenant hereunder and Tenant shall execute all documents reasonably requested by Landlord to allow such proceeds to be paid to Landlord.

ARTICLE XIV
CONDEMNATION

    Section 14.1  Condemnation of Entire Demised Premises.  If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings and Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease. Tenant may, however, make a separate claim not payable out of Landlord's award for Tenant's lost trade fixtures and its moving expenses, as permitted by law.

    In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Section 14.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

    Section 14.2  Partial Condemnation/Termination of Lease.  If, during the Initial Term of this Lease, or any extension or renewal thereof, less than the entire Demised Premises, but more than 15% of the floor area of the Building, or more than 25% of the land area of the Demised Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause [b] hereof) and (b) Tenant cannot construct or secure substantially similar space to the space so taken, on the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than 60 days after the date of vesting of title in such Proceedings, and shall specify a date not more than 60 days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as in this Section 14.2 provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised

Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1. The right of Tenant to terminate this Lease, as in this Section 14.2 provided, shall be exercisable only upon condition that no Event of Default then exists. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

    Sectin 14.3  Partial Condemnation/Continuation of Lease.  If 15%, or less, of the floor area of the Building, or 25%, or less, of the land area of the Demised Premises, shall be taken in such Proceedings, or if more than 15% of the floor area of the Building or more than 25% of the land area of the Demised Premises is taken (but less than the entire Demised Premises), and this Lease is not terminated as in Section 14.2 hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in Section 14.1. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees, incurred in connection with recovery of the award), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees, incurred in connection with recovery of the award) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord and Tenant as co-trustees such additional sum as may be required upon the written request of Landlord. The provisions and conditions in Article XIX applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord and Tenant as co-trustees agree in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking to the costs of such restoration work thereof and the said net award for physical damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord and Tenant as co-trustees does not exceed the value of the restoration work performed to the date of such certificate; and (b) the net amount of any such award for physical damage to the Improvements as a result of such taking remaining in the hands of Landlord, together with the sums, if any, deposited by Tenant with Landlord and Tenant as co-trustees pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. If payment of the award for physical damage to the Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses (except in the event of an appeal of the award by Landlord), Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XIX hereof), and payment of the amount to which Tenant may be entitled shall thereafter be made by Landlord out of the net award for physical damage to the Improvements as a result of such taking as and when payment of such award is received by Landlord. If Landlord appeals an award and payment of the award is delayed pending appeal Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XIX hereof), and payment of the amount to which Tenant would have been entitled had Landlord not appealed the award (in an amount not to exceed the net award prior to such appeal) shall be made by Landlord to Tenant as restoration progresses pursuant to this Section 14.3. In which event Landlord shall be entitled to retain an amount equal to the sum disbursed to Tenant pursuant to the preceding sentence out of the net award as and when payment of such award is received by Landlord. Tenant shall also furnish Landlord and Tenant as co-trustees with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord and Tenant as co-trustees shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid for in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord and Tenant as co-trustees shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining. To the extent that any award, damages or compensation which would otherwise be payable to Landlord and applied to the payment of the cost of restoration of the Improvements is paid to any mortgagee of Landlord and applied in payment or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available for the use of Tenant, in connection with the payment of the cost of restoring the Improvements an amount equal to the amount of such net award payable to the mortgagee. From and after the date of delivery of possession to the condemning authority pursuant to the Proceedings, a just and proportionate part of the Basic Rent, according to the extent and nature of such taking, shall abate for the remainder of the term of this Lease.

    Section 14.4  Continuance of Obligations.  In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as provided for in Sections 14.3 and 14.6 hereof in respect to the Demised Premises remaining after such taking.

    Section 14.5  Adjustment of Rent.  In the event of a partial taking of the Demised Premises under Section 14.3 hereof, or a partial taking of the Demised Premises under Section 14.2 hereof, followed by Tenant's election not to terminate this Lease, the fixed Basic Rent payable hereunder during the period from and after the date of vesting of title in such Proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the value of the Demised Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the value of the Demised Premises prior to such taking.

ARTICLE XV
ASSIGNMENT, SUBLETTING, ETC.

    Section 15.1  Restriction on Transfer.  Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed, provided the following conditions are complied with:

      (a) Any assignment of this Lease shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Demised Premises.

      (b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease must be in full force and effect, without an Event of Default.

      (c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, shall be sent to Landlord ten days prior to the effective date of such assignment.

      (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten days prior to the effective date of such subletting, which sublease shall be in form and content acceptable to Landlord.

      (e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease, and Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall continue to be and remain liable under this Lease, as it may be amended from time to time without notice to any assignor of Tenant's interest or to any guarantor.

      (f)  Each sublease permitted under this Section 15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

      (g) Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorney's fees paid or payable to outside counsel, occasioned by such assignment or subletting not to exceed $1,000.00. Landlord agrees to respond to Tenant's request for consent under this Section 15.1 within 15 days after Landlord's receipt of Tenant's written request.

    Section 15.2  Restriction From Further Assignment.  Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease or of Tenant's interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance which consent shall not be unreasonably withheld or unduly delayed. No such assignment or subleasing shall relieve Tenant from any of Tenant's obligations in this Lease contained.

    Section 15.3  Tenant's Failure to Comply.  Tenant's failure to comply with all of the foregoing provisions and conditions of this Article XV shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

    Sectin 15.4  Sharing of Excess Rent.  If Landlord consents to Tenant assigning its interest under this Lease or subletting all or any portion of the Demised Premises, Tenant shall pay to Landlord (in addition to Rent and all other amounts payable by Tenant under this Lease) 50 percent of the rents and other considerations payable by such assignee or subtenant in excess of the Rent otherwise payable by Tenant from time to time under this Lease after deducting Tenant's reasonable out-of-pocket reletting costs. For the purposes of this computation, the additional amount payable by Tenant shall be determined by application of the rental rate per square foot for the Demised Premises or any portion thereof sublet. Said additional amount shall be paid to Landlord within 30 days of Tenant's receipt of such Rent or other considerations from the assignee or subtenant.

    Section 15.5  Assignment to Affiliates.  So long as there is no Event of Default of the Lease, Tenant shall have the right to assign this Lease to any corporation or other entity which is controlled by, under the control of, or under common control with Tenant, or any corporation into which Tenant may be merged or consolidated, or which purchases all or substantially all of the assets of Tenant (each an "Affiliate of Tenant"); provided, however, (i) Tenant shall not be released from its obligations under this Lease, (ii) Landlord shall be given at least 15 days prior written notice of the assignment, (iii) Landlord shall be given a copy of the document effecting the assignment at least 15 days prior to the date on which the assignment shall occur, and (iv) from and after the date of the assignment, Tenant shall be jointly and severally liable with the Affiliate of Tenant with respect to all obligations of Tenant under this Lease.

    Section 15.6  Permitted Subleases.  So long as there is no Event of Default of this Lease, Tenant shall have the right to enter into up to three subleases so long as Tenant and each such sublease comply with the obligations of Sections 15.1(d), 15.1(e), and 15.1(f) and so long as Tenant complies strictly with the following conditions: (i) each subtenant must be one of Tenant's suppliers, (ii) the term of each sublease shall not exceed one year and must expire no later than the expiration date of the Lease or on any earlier termination date of the Lease, (iii) the total amount of square footage subject to all subleases, in the aggregate, shall not exceed 30,000 square feet of floor area, and (iv) the permitted use in each sublease shall be for storage only.

ARTICLE XVI
SUBORDINATION, NONDISTURBANCE,
NOTICE TO MORTGAGEE AND ATTORNMENT

    Section 16.1  Subordination by Tenant.  This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature ("Mortgage"), which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Such subordination shall be conditioned on the holder of the Mortgage agreeing not to disturb Tenant's rights under the Lease so long as no Event of Default exists. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage so long as such instrument, release or other document provides that the holder of the Mortgage agrees not to disturb Tenant's rights under this Lease so long as no Event of Default exists. It is agreed, nevertheless, that so long as no Event of Default exists, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease; provided, however, that the holder of the Mortgage and its successors shall not be bound by the provisions of Section 21.3. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Demised Premises. If there is a Mortgage in effect as of the execution date of this Lease, Landlord agrees to obtain from the holder of the Mortgage a subordination and nondisturbance agreement containing the terms set forth in this Section 16.1.

    Sectin 16.2  Landlord's Default.  In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such 30-day period, the Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period. In the event Landlord's act or omission which constitutes a Landlord's default hereunder results in an immediate threat of bodily harm to Tenant's employees, agents or invitees, or damage to Tenant's property (a "Special Landlord Default"), Tenant may proceed to cure the default without prior notice to Landlord provided, however, in that event Tenant shall give written notice to Landlord as soon as possible after commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission. If Landlord fails to cure a Special Landlord Default under this Section 16.2 after two written notices of such Special Landlord Default are given to Landlord by Tenant as provided in this Section 16.2 and if Landlord does not contest the fact that Landlord is in default of the Lease, then Landlord shall reimburse Tenant the reasonable costs of Tenant's cure of the Special Landlord Default within 30 days after Tenant's invoice for the reasonable costs of such cure, setting forth in reasonable detail the work performed.

    Sectin 16.3  Attornment.  If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment if such instrument also provides that such transferee agrees to recognize Tenant's rights under the Lease except for those in Section 21.3.

ARTICLE XVII
SIGNS

    Section 17.1  Tenant's Signs.  Tenant may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable Laws; and (c) do not violate any existing restrictions affecting the Demised Premises. Tenant shall first obtain Landlord's prior written consent as to any sign, which consent shall not be unreasonably withheld or delayed.

ARTICLE XVIII
REPORTS BY TENANT

    Section 18.1  Annual Statements.  Upon request by Landlord at any time after 135 days after the end of the applicable fiscal year of Tenant, Tenant shall deliver to Landlord (within 15 days after receipt of written request) a copy of its audited financial statement, including the certification of its auditor, and similar financial statement of any guarantor of Tenant's obligations under this Lease.

ARTICLE XIX
CHANGES AND ALTERATIONS

    Section 19.1  Tenant's Changes and Alterations.  Tenant shall have the right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

      (a)  Permits.  No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

      (b)  Compliance with Plans and Specifications.  Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as "Work") involving in the aggregate an estimated cost of more than Ten Thousand and no/100 Dollars ($10,000.00) or which in Landlord's reasonable judgment would materially alter the mechanical, structural, or electrical systems of the Improvements, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord's prior written consent, which consent shall not be unreasonably withheld (but such consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord, impair the value or usefulness of the Land or Improvements, or any substantial part thereof to Landlord); (iii) obtain Landlord's prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work (hereinafter referred to as "Alterations Architect or Engineer"); (iv) obtain Landlord's prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto; and (v) furnish to Landlord a surety company performance bond issued by a surety company licensed to do business in the state in which the Demised Premises are located and reasonably acceptable to Landlord in an amount equal to the estimated cost of such work guaranteeing the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord. Notwithstanding the foregoing, Tenant may make alterations which do not affect the Building's structure or the Building's systems or equipment, provided the expenditures therefor do not exceed $50,000.00, without Landlord's prior written consent so long as Tenant gives Landlord a written description of the proposed alterations at least 15 days prior to commencement of the alterations so that Landlord may post a notice of nonresponsibility.

      (c)  Value Maintained.  Any change or alteration shall, when completed, be of such character as not to materially reduce the value of the Demised Premises or the Building to which such change or alteration is made below its value to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord's express written consent.

      (d)  Compliance with Laws.  All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid in cash so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the Work, workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($l,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Section 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

      (e)  Property of Landlord.  All improvements and alterations (other than Tenant's trade fixtures and equipment, no matter how affixed to the Building, including the components of the clean room) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease.

      (f)  Location of Improvements.  No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit "A" attached, nor shall the same obstruct or interfere with any existing easement.

      (g)  Removal of Improvements.  As a condition to granting approval for any changes or alterations, Landlord may require Tenant to agree that Landlord, by written notice to Tenant, given at or prior to the time of granting such approval, may require Tenant to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant's sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. All improvements, additions or installations installed by Tenant which did not require Landlord's prior approval shall be removed by Tenant as provided for in this Section 19.1(g), unless Tenant has obtained a written waiver of such condition from Landlord.

      (h)  Written Notification Required.  Tenant shall notify Landlord in writing 30 days prior to commencing any alterations, additions or improvements to the Demised Premises which have been approved by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Demised Premises.

ARTICLE XX
MISCELLANEOUS PROVISIONS

    Section 20.1  Entry by Landlord.  Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours after reasonable prior notice (except in the case of emergency) for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Tenant shall have the right to accompany Landlord in connection with any such entry. Landlord must follow Tenant's procedure for entering into Tenant's clean room. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Unless caused by Landlord's negligence or willful misconduct, Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever, provided, however, that Landlord agrees to use commercially reasonable efforts not to interfere with Tenant's business operations.

    Section 20.2  Exhibition of Demised Premises.  Landlord is hereby given the right during usual business hours at any time during the term of this Lease after giving Tenant reasonable prior notice to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the last six months of the term unless Tenant exercises an option to extend described in Section 21.1, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

    Section 20.3  Indemnification by Tenant.  To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord and Landlord's shareholders, employees and managing agent harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, reasonable attorneys' fees and costs) by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease, from any condition of the Improvements or the Demised Premises, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Demised Premises, in each case unless caused by the negligence or willful misconduct of Landlord or its employees, agents, or contractors, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Section 20.3 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Section 6.2 hereof. Landlord agrees to indemnify, defend, and hold Tenant and Tenant's shareholders and employees harmless against any and all claims, costs, liabilities, actions and damages (including reasonable attorneys' fees and costs) caused by Landlord's breach of this Lease; provided, however, that Landlord shall never be liable for consequential damages such as lost profits, punitive damages, or any loss or damage to Tenant's property, the risk of loss of which shall be borne by Tenant.

    Section 20.4  Notices.  All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed as follows:

To Landlord:	Opus Northwest, L.L.C. 915 - 118th Avenue SE Bellevue, WA 98005 Attn: Thomas B. Parsons Telephone: (425) 453-4100 Facsimile: (425) 453-1712
With a copy to:	Opus, L.L.C. 10350 Bren Road West Minnetonka, MN 55343 Attn: Legal Department Telephone: (612) 656-4444 Facsimile: (612) 656-4755
With a copy to:	Property Manager at the address described in Section 3.1 of the Lease
With a copy to:	Ball Janik LLP 101 SW Main Street Suite 1100 Portland, OR 97204 Attn: Barbara W. Radler Phone: (503) 228-2525 Fax: (503) 295-1058
To Tenant:	Merix Corporation 1521 Poplar Lane Forest Grove, OR 97116 Attn: Terri Timberman, Chief Administrative Officer Phone: (503) 359-2646 Fax: (503) 357-1504
With a copy to:	Merix Corporation 1521 Poplar Lane Forest Grove, OR 97116 Attn: Janie S. Brown, VP & CFO Phone: (503) 359-2653

With a copy to:	Perkins Coie LLP 1211 SW 5th Avenue, Suite 1500 Portland, OR 97204 Attn: Christopher Matthews Phone: (503) 727-2000 Fax: (503) 727-2222

or at such other place as Landlord may from time to time designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed or delivered to a courier.

    Section 20.5  Quiet Enjoyment.  Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

    Section 20.6  Landlord's Continuing Obligations.  The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance in which the transferee assumes the Landlord's obligations under this Lease accruing after the date of such transfer, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns, during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as relieving Landlord of its obligations under Article II or Section 21.2 of this Lease, or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises.

    Section 20.7  Estoppel.  Landlord and Tenant shall, each without charge at any time and from time to time, within ten days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised Premises:

      (a) That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

      (b) The dates to which the Basic Rent or Additional Rent have been paid in advance;

      (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

      (d) Such other factual statements or certificates as either party may reasonably request.

    It is the intention of the parties hereto that any statement delivered pursuant to this Section 20.7 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises. If Tenant does not deliver such statement to Landlord within such 10 day period, Landlord, and any prospective purchaser or encumbrancer of the Demised Premises or the Building, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Landlord; that the current amounts of the Basic Rent and Security Deposit are as represented by Landlord; that any changes made against the Security Deposit are uncontested and valid; that there have been no subleases or assignments of the Lease; (iii) that not more than one month's Basic Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

    Section 20.8  Authority.  The person signing this Lease on behalf of Tenant represents and warrants to Landlord that he or she has full power and authority to bind Tenant to the terms of this Lease. Tenant hereby represents and warrants to Landlord that (i) Tenant is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon, (ii) this Lease has been duly authorized, executed, and delivered by Tenant, and (iii) this Lease is binding in all respects on Tenant.

    Setion 20.9  Memorandum of Lease.  Upon not less than ten days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth the following:

      (a) The date of this Lease;

      (b) The parties to this Lease;

      (c) The term of this Lease and options to extend;

      (d) The legal description of the Demised Premises;

      (e) The right of first opportunity described in Section 21.3; and

      (f)  Such other matters reasonably requested by either party to be stated therein.

    Section 20.10  Severability.  If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the state in which the Demised Premises are located.

    Sectin 20.11  Successors and Assigns.  The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

    Section 20.12  Captions.  The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

    Section 20.13  Relationship of Parties.  This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

    Section 20.14  Entire Agreement.  All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease together with the Exhibits contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

    Section 20.15  No Merger.  There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

    Section 20.16  Possession and Use.  Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

    Section 20.17  No Surrender During Lease Term.  No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

    Section 20.18  Surrender of Demised Premises.  At the expiration of the term of this Lease, Tenant shall surrender the Demised Premises in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear excepted, but restored to Shell Condition (as defined below), and subject to the provisions of Article XIII, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. "Shell Condition" shall mean a condition for use by a typical distribution use tenant, as reasonably determined by Landlord. For example, Tenant shall make all sloping floors level, as designated by Landlord, and Tenant shall remove its special piping and equipment. Tenant shall, at the expiration of the term of this Lease, Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord pursuant to the terms of Section 9.1(g). Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

    All property of Tenant not removed within 30 days after the last day of the term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

    Section 20.19  Holding Over.  In the event Tenant remains in possession of the Demised Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to 150% of the then current Basic Rent for the Demised Premises.

    Section 20.20  Landlord Approvals.  Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements respecting the Demised Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with Tenant's construction of improvements relating to the Demised Premises in accordance with such drawings, plans and specifications.

    Section 20.21  Survival.  All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease shall survive the expiration or other termination of this Lease.

    Section 20.22  Attorneys' Fees.  In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees and paralegals' fees) from the other party whether incurred in the litigation or other action or on any appeal or review thereof.

    Section 20.23  Landlord's Limited Liability.  Tenant agrees to look solely to Landlord's interest in the Demised Premises and the proceeds thereof for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

    Section 20.24  Broker.  Tenant and Landlord represent that they have dealt directly with and only with Cushman & Wakefield of Oregon, Inc. and Ossey Patterson Co. in connection with this Lease and that no other broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Tenant shall indemnify and hold Landlord harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Tenant's action in entering into this Lease, except for the commissions of Cushman & Wakefield of Oregon, Inc. and Ossey Patterson Co. Landlord shall indemnify and hold Tenant harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Landlord's action in entering into this Lease, and Landlord shall pay the commissions due Cushman & Wakefield of Oregon, Inc. and Ossey Patterson Co. pursuant to Landlord's separate written agreement with such brokers.

    Section 20.25  Governing Law.  This Lease shall be governed by the laws of the State of Oregon. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Demised Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Demised Premises are located, and the parties hereto waive the right to be sued elsewhere.

    Section 20.26  Joint and Several Liability.  All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

    Section 20.27  Time is of the Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

ARTICLE XXI
ADDITIONAL PROVISIONS

    Section 21.1  Options to Extend

    (a)  General.  Tenant shall have the right, subject to the provisions of this Section 21.1, to extend the Initial Term for three consecutive and successive periods of five years each (each a "Renewal Term") provided that (a) this Lease is in full force and effect; (b) no Event of Default exists at the time of exercise of the right of renewal or at the time set for commencement of the Renewal Term in question; (c) Tenant exercises its right to the Renewal Term by giving Landlord written notice of its election at least nine (9) months before the first day of the Renewal Term; and (d) the Renewal Term shall be upon the same terms, covenants and conditions as provided in the Lease, except that the monthly Basic Rent shall be the Basic Rent for the Renewal Term as set forth in Section 21.1(b) of this Lease.

    (b)  Extended Term Basic Rent

     (i) Determination of Market Rent. The monthly Basic Rent during each Renewal Term shall be 100 percent of the monthly market rate for a five year term for comparable space leased on comparable terms in the Portland, Oregon area ("Market Rent") but in no event less than one hundred percent (100%) of the Basic Rent payable in the period immediately preceding the Renewal Term. Landlord shall give Tenant notice of Landlord's estimation of Market Rent within 10 business days after receiving Tenant's notice exercising its option to renew. If Tenant disagrees with such estimate, it shall notify Landlord in writing thereof within 10 business days of Tenant's receipt of its notice. If Tenant fails to notify Landlord that it disagrees with the estimation within said 10 business day period, Tenant shall be deemed to have agreed to the Market Rent proposed by Landlord. If there is a disagreement on such estimation, the parties shall promptly meet to attempt to resolve their differences. If the differences as to Market Rent are not resolved within 25 days of the date Tenant receives Landlord's initial estimate of Market Rent, then the parties shall submit the matter to appraisal in accordance with Section 21.1(b) so that Market Rent is determined before the first day of the Renewal Term, or Tenant may give Landlord written notice within 3 business days after expiration of the 25-day period that Tenant withdraws the notice exercising its right of renewal and this Lease shall expire as of the expiration of the Initial Term.

    (ii) Appraisal Process. If the parties are unable to reach agreement on Market Rent during the period specified in Section 21.1(b), then Landlord or Tenant (the "Moving Party") may give notice to the other demanding appraisal and naming an appraisal company. The recipient of such notice (the "Recipient") shall, within 10 days after receiving the Moving Party's notice, give notice to the Moving Party naming an appraisal company selected by the Recipient. Each appraiser shall be a member of the American Institute of Appraisers and shall have not less than 10 years experience in the appraisal of properties like the Demised Premises in the greater Portland metropolitan area. If the Recipient fails to notify the Moving Party of the name of the appraisal company it has selected within said 10 day period, the appraisal company selected by the Moving Party shall determine the Market Rent for the Renewal Term. The appraiser(s) shall determine the Basic Rent for the Renewal Term, which shall be the monthly amount per square foot that a willing, comparable tenant would pay and a willing, comparable landlord would accept, in an arms-length lease for comparable space in a comparable building at a comparable site for a comparable period of time, giving consideration to the rent rates per square foot, the standard of measurement by which square footage is measured, the type and extent of liability under any escalation clauses and all other applicable conditions of tenancy (which is a more detailed description of the Market Rate). The Market Rate shall not be less than 100% of the Basic Rent payable under the Lease in the period immediately preceding the Renewal Term. The appraiser(s) shall render a decision in writing to Landlord and Tenant simultaneously within 20 days of their appointment. Any decision in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur shall be binding and conclusive upon the parties.

    (c)  Arbitration.  If the two appraisers are unable to agree upon a determination of Market Rent within 20 days after appointment of the appraiser(s), gi2711b they shall appoint a third appraiser, who shall be an impartial person with qualifications similar to those required of the first two appraisers. If the initial two appraisers are unable to agree upon such appointment within 5 days after expiration of the 20 day period, the third appraiser shall be selected by the parties themselves, if they can agree, within a further period of 10 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of the Multnomah County Circuit Court acting in his private non-judicial capacity. The other party shall not raise any question as to such judge's full power and jurisdiction to entertain the application for and make the appointment, and the parties agree to indemnify the presiding judge against all claims arising out of the presiding judge's appointment of an appraiser. If the Market Rent cannot be determined by agreement between the two appraisers selected by Landlord and Tenant, or settlement between the parties during the course of appraisal, the Market Rent shall be determined by the three appraisers in accordance with the following procedure. Each of the two appraisers originally selected by the parties shall prepare a written statement of his determination of the Market Rent, supported by the reasons therefor, with counterpart copies for each party and the third appraiser. The appraisers shall arrange for a simultaneous exchange of their Market Rent determinations. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates his determination of the Market Rent. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed Market Rents. The appraisers shall attempt to decide the issue within 10 days after the appointment of the third appraiser. The Market Rent chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding upon the parties.

    Resolution.  In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by him, but in the case of the third appraiser, his successor shall be appointed in the manner described above for appointment of the third appraiser. The appraisers shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Market Rent, but any such consultation shall be made in the presence of both parties with full right on their parts to cross-examine. The appraiser(s) shall render the determination of Market Rent in writing, with counterpart copies to each party. The appraisers shall have no power to modify the provisions of this Lease. Each party shall pay the fees and expenses of its respective appraiser and both shall share equally the fees and expenses of the third appraiser, if any. Each party shall pay the attorneys' fees and expenses of its counsel and the fees and expenses of any witnesses called by that party. Time is of the essence in connection with the establishment of Market Rent. If the Market Rent for a Renewal Term is not determined before the first day of the Renewal Term, Tenant shall continue to pay Basic Rent in the amount payable during the immediately preceding period until the Basic Rent for the Renewal Term is determined. Within 10 business days after the Basic Rent for the Renewal Term has been determined, Tenant shall pay to the Landlord the excess, if any, of the Basic Rent due at the rate set by the appraiser(s) over the Basic Rent actually paid during any expired portion of the Renewal Term.

    Section 21.2  Initial Improvements

    (a)  Landlord's Improvements.  Landlord will cause to be constructed the base building shell improvements described on Exhibit "C" ("Landlord's Improvements"), to be paid for as provided in Section 21.2(c).

    (b)  Tenant's Improvements.  Landlord will cause to be constructed, to be paid for as provided in Section 21.2(c), all improvements (other than Landlord's Improvements) ("Tenant's Improvements") to be designed as provided in this Section 21.2. Tenant's Improvements become the property of Landlord and a part of the Building immediately upon installation. Landlord's Improvements and Tenant's Improvements are sometimes collectively referred to in this Lease as the "Initial Improvements."

    (c)  Improvement Allowance.  Landlord agrees to pay up to $4,540,100.00 (the "Improvement Allowance") for Landlord's Costs (defined below). Tenant shall pay all of Landlord's Costs which are in excess of the Improvement Allowance plus Landlord's Fee and the Warranty Fee (as defined below) within thirty (30) days after Landlord's billing to Tenant therefor. Landlord may bill Tenant such amounts on a monthly basis, at Landlord's option, as progress payments, which Tenant shall pay within thirty (30) days after billing therefor. "Landlord's Costs" are all direct and indirect costs, fees, and expenses related to the Land and the Initial Improvements including, without limitation, all costs, fees, and expenses related to the acquisition of the Land, obtaining all permits and governmental approvals for the Initial Improvements, designing, constructing, and installing the Initial Improvements, general conditions, document preparation, costs of drawing plans and specifications, builders risk and liability insurance costs, and all labor, materials, supplies, and equipment used for any of the foregoing, plus any excise or sales tax imposed on any of the foregoing. A preliminary budget, which is subject to change, of Landlord's Costs is attached as Exhibit "G". All of Landlord's Costs are subject to change except that the cost of the items described on Exhibit "G" next to which an asterisk (*) is placed shall equal the amount for such items set forth in Exhibit "G". After the Final Plans are completed, Landlord will prepare an updated budget and, thereafter, the Designated Representatives shall meet at least every other week to update the budget. Landlord's Fee shall equal five percent (5%) of the total of Landlord's Costs in excess of $4,540,100.00. The Warranty Fee shall equal one percent (1%) of costs, fees, and expenses of labor, materials, supplies, and equipment for construction of the Initial Improvements (the "Warranty Fee"). If Landlord incurs any costs, fees or expenses to repair or replace any of the Initial Improvements under Landlord's construction warranty or replacement obligations as described in this Lease, such amount shall be deducted from the Warranty Fee. Any amount not so paid from the Warranty Fee within sixteen (16) months following the date of Substantial Completion of the Tenant Improvements shall be reimbursed to Tenant, if and to the extent, Tenant pays the Warranty Fee as required by this Section 21.2(c). Such payment shall be made within 30 days after the end of such 16-month period. Landlord is not obligated to pay or incur any amounts that exceed the Improvement Allowance. If Landlord's Costs exceed the Improvement Allowance, Tenant will pay the excess to Landlord in cash as Additional Rent as provided above but in no event later than upon Substantial Completion of the Tenant's Improvements. Within 10 days after Landlord's demand therefor accompanied by reasonable documentation of such costs, Tenant will also pay, as Additional Rent, all of Landlord's Costs (including lost rent) resulting from any Tenant Delay. If Landlord reasonably estimates that the cost of the Initial Improvements will exceed the Improvement Allowance, Landlord may require Tenant to deposit with Landlord, before Landlord commences construction of Initial Improvements, an amount equal to the amount by which the cost of the Initial Improvements exceeds the Improvement Allowance.

    (d)  Property Manager/Site Superintendent.  Landlord is the general contractor for the Initial Improvements. In connection with installing the Initial Improvements, Landlord will utilize a project manager and site superintendent, the fees of which are payable by Tenant on a weekly basis as a direct cost of the Initial Improvements. The fee for the project manager shall equal $2,800.00 per week, the fee for the assistant project manager shall equal $2,400.00 per week, and the fee for the superintendent shall equal $2,800.00 per week.

    (e)  Shell Plan.  Landlord will provide Tenant with a shell plan for Landlord's Improvements (a) adequate for Landlord to prepare working drawings for Landlord's Improvements; (b) showing, in reasonable detail, the design and appearance of the finishing material Landlord will use in connection with installing Landlord's Improvements without additional requests for information; and (c) containing such other detail or description as may be necessary for Landlord to adequately define the scope of Landlord's Improvements. Tenant will have five business days to review and approve or make recommendations for change in the shell plan. Any disapproval or recommendation for change will specify both the requested change and the reason for the change with particularity. Landlord will promptly make revisions to the proposed shell plan necessary to obtain Tenant's approval. Landlord and Tenant will indicate their agreement to the shell plan by initialing two sets thereof.

    (f)  Working Drawings and Specifications.  After the shell plan has been established, Landlord will provide Tenant with the final working drawings and specifications (the "Final Plans"). When Landlord requests Tenant to specify details or layouts, Tenant will specify the same, within two business days after Landlord's request, so as not to delay completion of the Final Plans. Tenant will approve the Final Plans in writing within five business days after receiving the same. If Tenant disapproves the Final Plans within the five business day period described in this section, Landlord will revise the Final Plans and submit the same to Tenant for approval. Tenant will have the same approval rights and approval time period with respect to the revised Final Plans as Tenant had with respect to the initial Final Plans as described in this section. Landlord will seal as required by law the Final Plans after Tenant approves the same and will submit the same for permits and construction bids. Landlord will promptly notify Tenant of any changes to the Final Plans that are required by the City of Wood Village (the "City"). Tenant will approve or disapprove the required changes in writing within two business days after receiving notice of the same. Tenant will not withhold its approval except for reasonable cause and will not act in an arbitrary or capricious manner in connection with approving the Final Plans or any changes thereto required by City. If Tenant fails to notify Landlord of Tenant's approval or disapproval of the Final Plans or City's required changes thereto within the five or two business day periods described in this section, or fails to specify any details or layouts within the two business day period described in this section, such failure is deemed to be a Tenant Delay and the Target Date is automatically extended day for day for each day of delay after the date by which Tenant was obligated to approve the Final Plans or specify the details or layouts.

    (g)  Changes to Final Plans.  Tenant will notify Landlord of any desired revisions to the Final Plans Tenant approved under Section 21.2(f). If Landlord approves the revisions (such approval not to be unreasonably withheld or delayed), Landlord will revise the Final Plans accordingly and will notify Tenant of the additional cost of the Initial Improvements and the anticipated delay in completing the Initial Improvements caused by such revisions. Tenant will approve or disapprove the increased cost and delay within five business days after Landlord notifies Tenant of the additional cost and delay. If Tenant fails to notify Landlord of its approval or disapproval of the additional cost and delay within the five business day period, Tenant is deemed to have disapproved the additional cost or delay. If Tenant disapproves the additional cost or delay, Tenant is deemed to have withdrawn its proposed revisions to the Final Plans. If incident to a requested revision to the Final Plans, Landlord stops work pending resolution of whether Tenant finally approves or disapproves a proposed revision (for such five business day period or such longer time as Landlord waits for Tenant's decision regarding such change), then whether or not Tenant ultimately approves or disapproves the proposed revision and its attendant additional cost or delay, any delay resulting from the work stoppage will constitute a Tenant Delay.

    (h)  Substantial Completion of Tenant's Improvements.  Tenant is solely responsible for the design and permitting of Tenant's Improvements. Landlord is not responsible therefor. Landlord will use commercially reasonable efforts to achieve substantial completion of Tenant's Improvements as soon as commercially reasonable after Substantial Completion of Landlord's Improvements and receipt of all building permits necessary to construct Tenant's Improvements, subject to Excused Delays. If Landlord fails to timely prosecute construction of the Tenant Improvements in a manner reasonably consistent with the final project schedule developed and approved by Landlord and Tenant after completion of the plans for Tenant's Improvements (the "TI Schedule"), Tenant shall have the right to take the following action: (i) provide written notification to Landlord setting forth with particularity the failure or failures by Landlord to timely conform to the TI Schedule, and setting forth no less than a period of fourteen (14) days from Landlord's receipt of such written notice for Landlord to respond thereto; (ii) within fourteen (14) calendar days of receipt of such notice set forth above, Landlord shall respond in writing to Tenant, setting forth with particularity either that construction of Tenant's Improvements has returned to conformance with the TI Schedule, or those actions Landlord is taking to bring the construction of Tenant's Improvements back into conformance with the TI Schedule within a reasonable period of time; and (iii) if Landlord fails to so timely respond as set forth above, or if construction of Tenant's Improvements is not returned to conformance with the TI Schedule within a reasonable period of time, Tenant shall have the right to terminate Landlord's work as general contractor for the Tenant Improvements no less than ten (10) days after Tenant provides Landlord written notification of such termination. Effective with the termination date as determined in this paragraph, Landlord shall submit to Tenant an itemization of all of Landlord's Costs computed as a percentage of Landlord's Costs, and Tenant shall pay such final invoicing within 30 days after billing therefor.

    (i)  Punch List.  Within ten days after Substantial Completion of the Tenant's Improvements, Landlord and Tenant will inspect the Premises and develop a punch list. Landlord will complete (or repair, as the case may be) the items described on the punch list with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. If Tenant refuses to inspect the Premises with Landlord within the ten-day period, Tenant is deemed to have accepted the Premises as delivered, subject to Section 21.2.(j).

    (j)  Construction Warranty.  Subject to the TI Warranty Maximum described below, Landlord warrants Tenant's Improvements against defective workmanship and materials for a period of one year after Substantial Completion of Tenant's Improvements. Landlord warrants Landlord's Improvements against defective workmanship and materials for a period of one year after Substantial Completion of Landlord's Improvements. Landlord's sole obligation under this warranty is to repair or replace, as necessary, any defective item caused by poor workmanship or materials if Tenant notifies Landlord of the defective item within such applicable one-year period. Landlord has no obligation to repair or replace any item after such one year period expires except as provided in Section 8.1. Payment for Landlord's warranty obligations shall be made from the Warranty Fee described in Section 21.2(c). The cost of Landlord's compliance with Landlord's obligations under this Section 21.2(j) pertaining to Tenant's Improvements shall not exceed that portion of the Warranty Fee applicable to the Tenant's Improvements, which amount is equal to one percent (1%) of costs, fees, and expenses of labor, materials, supplies, and equipment for construction of Tenant's Improvements (the "TI Warranty Maximum"). THE WARRANTY TERMS PROVIDE TENANT WITH ITS SOLE AND EXCLUSIVE REMEDIES FOR INCOMPLETE OR DEFECTIVE WORKMANSHIP OR MATERIALS OR OTHER DEFECTS IN THE PREMISES IN LIEU OF ANY CONTRACT, WARRANTY OR OTHER RIGHTS, WHETHER EXPRESSED OR IMPLIED, THAT MIGHT OTHERWISE BE AVAILABLE TO TENANT UNDER APPLICABLE LAW. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED.

    (k)  Representatives.  "Designated Representative" means any person authorized to speak and act on behalf of Landlord or Tenant and upon whom the other will fully and unconditionally be entitled to rely for any and all purposes of this Section 21.2 until such designation will be revoked or altered as hereinafter provided. Landlord hereby appoints Bruce A. Wood and John F. Gordon as its Designated

Representatives. Tenant hereby appoints Mike Clause as its Designated Representative. Either party may change its Designated Representative(s) by notice to the other, but no such change or revocation of the power of a Designated Representative will affect any approval or consent given by a party's Designated Representative prior to the other party receiving notice of revocation of such Designated Representative's appointment. Landlord or Tenant's approval or consent to any matter arising under this Section 21.2 will conclusively be evidenced by the signature of one of its Designated Representative(s).

    (l)  Defined Terms.  For purposes of this Lease, the following terms shall have the following meanings:

      "Certificate of Occupancy" means a certificate of occupancy or similar document or permit (whether conditional, unconditional, temporary or permanent) that must be obtained from the appropriate governmental authority as a condition to a tenant's lawful occupancy of space in the Building.

      "Final Plans" means the final working drawings and specifications Landlord prepares for Landlord's Improvements after receiving Tenant's space plan for Landlord's Improvements.

      "Force Majeure" means acts of God; strikes; lockouts; labor troubles; inability to procure (or delay in procuring) materials; any weather condition which delays work even if not unusual, such as rain; governmental laws or regulations; casualty, orders or directives of any legislative, administrative, or judicial body or any governmental department; receipt of all required building permits for Landlord's Improvements after September 15, 2000; inability to obtain or delay in obtaining any required licenses, permissions or authorizations (despite diligent, commercially reasonable pursuit of such permits, licenses, permissions or authorizations); action or non-action of public utilities, and other similar or dissimilar causes beyond Landlord's reasonable control.

      "Punch List" means a list of items not completed by Landlord in connection with the Tenant's Improvements or Tenant's Improvements items in need of repair prepared in accordance with Section 21.2(i).

      "Substantial Completion" means, with respect to Landlord's Improvements, the date on which the shell building and the roof structure are water tight, with utilities operational to the Building, and sufficiently completed such that Tenant may begin to move in its horizontal DES Line and its press system and, with respect to Tenant's Improvements, either (a) the date a Certificate of Occupancy is issued for the Premises or (b) if the City or other appropriate authority does not require that a Certificate of Occupancy or other similar document be issued for the Premises, the date Tenant is reasonably able to occupy and use the Premises for its intended purposes; provided, however, that if either of the events subparagraph (a) or (b) describes is delayed or prevented because of work Tenant is responsible for performing in the Premises, "Substantial Completion" means the date that Landlord has performed all of Landlord's work that is necessary for either of the events subparagraph (a) or (b) describes to occur and Landlord has made the Premises available to Tenant for the performance of Tenant's work.

      "Tenant" means the tenant identified in the Lease and such Tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term

      "Tenant" includes the tenant identified in the Lease and such Tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant's expressed or implied permission.

      "Tenant Delays" means any delay caused or contributed to by Tenant, including, without limitation, Tenant's ordering of any long lead time item(s), Tenant's failure to timely approve any plans, including the shell plan for Landlord's Improvements within the time period provided in this

  Lease, Tenant's failure to timely respond to any other request from Landlord for a response or approval within the time period reasonably requested by Landlord, Tenant's failure to timely prepare or approve the Final Plans within the time period provided in this Lease and any delay from any revisions Tenant proposes to approved Final Plans. Tenant Delays also include, without limitation, any delay due to Tenant's failure to comply strictly with Tenant's obligations set forth in the schedule attached as Exhibit "E" or to do what is reasonably requested by Landlord to facilitate Landlord's compliance with the schedule attached as Exhibit "E".

      "Warranty Terms" means, collectively, the Punch List and construction warranty provisions of Section 21.2 (j) of the Lease.

    Section 21.3  Right of First Opportunity to Make Offer.  Landlord agrees that, prior to presenting a bona fide offer to sell the Demised Premises to any party or accepting a bona fide offer to purchase the Demised Premises, Landlord shall first give written notice to Tenant of its desire to sell the Demised Premises and give Tenant ten days within which to make an offer to Landlord to purchase the Demised Premises. If Tenant desires, Landlord agrees to negotiate with Tenant in good faith during such ten-day period. If Landlord and Tenant do not enter into a binding agreement pertaining to the purchase and sale of the Demised Premises within such ten day period, Tenant's rights under this Section 21.3 shall terminate and be of no further force or effect except that such rights shall revive after a sale of the Demised Premises is closed and shall be applicable to the successor Landlord, on a one-time basis, in accordance with the same terms and conditions of this Section 21.3. This right of first opportunity to make an offer shall not apply to a sale of the Demised Premises to any Affiliate of Landlord. That is, Landlord shall be free to sell the Demised Premises to an Affiliate of Landlord without regard to this Section 21.3. "Affiliate of Landlord" shall mean any Person (defined below) directly or indirectly controlling, controlled by or under common control with, Landlord. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), as applied with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person whether through the ownership of voting securities or by contract or otherwise. Without limiting the generality of the foregoing, the phrase "Affiliate of Landlord" shall include Gerald Rauenhorst, a trust for the benefit of Gerald Rauenhorst and/or members of his family or their issue, Opus, L.L.C., Opus Corporation, or the parent or subsidiary of any of them, or a partner, limited liability company, corporation or other entity directly or indirectly comprised of all or some of the above or a fund managed or initiated by any of the foregoing. A "Person" shall mean an individual, trust, estate, corporation, limited partnership, general partnership, limited liability company or other entity. The right of first opportunity to make an offer shall not be applicable to any holder of any Mortgage as defined in Section 16.1 or to any successor to such holder.

    Section 21.4  Conditions Subsequent.  The effectiveness of this Lease is conditioned on Landlord purchasing the Land. If Landlord does not purchase the Land, this Lease shall be thereby terminated and Landlord shall reimburse Tenant's actual and reasonable out-of-pocket third-party expenses incurred in connection with its design of the Tenant Improvements and the negotiation of this Lease, in an amount not to exceed $25,000, within 30 days after receipt of copies of paid invoices evidencing such expenses. Landlord also retains the right to terminate this Lease (without reimbursement of any costs to Tenant) if Landlord does not obtain design review approval from the City of Wood Village (or on appeal of such decision) on terms and conditions reasonably acceptable to Landlord.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

LANDLORD:	OPUS NORTHWEST, L.L.C., a Delaware limited liability company
	By	/s/ THOMAS B. PARSONS
	Its	Vice President
TENANT:	MERIX CORPORATION, an Oregon corporation
	By	/s/ TERRI TIMBERMAN
	Its	Chief Administrative Officer
	By	/s/ JOHN JOHNSTON
	Its	Director of Materials

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NET LEASE AGREEMENT
WITNESSETH:
ARTICLE I TERM OF LEASE
ARTICLE II CONSTRUCTION OF IMPROVEMENTS
ARTICLE III BASIC RENT
ARTICLE IV USE OF DEMISED PREMISES
ARTICLE V PAYMENT OF TAXES, ASSESSMENTS, ETC.
ARTICLE VI INSURANCE
ARTICLE VII UTILITIES
ARTICLE VIII REPAIRS
ARTICLE IX COMPLIANCE WITH LAWS AND ORDINANCES
ARTICLE X MECHANIC'S LIENS AND OTHER LIENS
ARTICLE XI INTENT OF PARTIES
ARTICLE XII DEFAULTS OF TENANT
ARTICLE XIII DESTRUCTION AND RESTORATION
ARTICLE XIV CONDEMNATION
ARTICLE XV ASSIGNMENT, SUBLETTING, ETC.
ARTICLE XVI SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT
ARTICLE XVII SIGNS
ARTICLE XVIII REPORTS BY TENANT
ARTICLE XIX CHANGES AND ALTERATIONS
ARTICLE XX MISCELLANEOUS PROVISIONS
ARTICLE XXI ADDITIONAL PROVISIONS